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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nortech Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nortech Systems Incorporated

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 14, 2008

TO THE SHAREHOLDERS OF NORTECH SYSTEMS INCORPORATED:

        The Annual Meeting of Shareholders of Nortech Systems Incorporated (the "Company") will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, on May 14, 2008, at 3:00 p.m., for the following purposes:

  1.
  To consider and act upon the Board of Directors' recommendation to fix the number of directors of the Company at five;

  2.
  To elect a Board of Directors to serve for a one-year term and until their successors are elected and qualify;

  3.
  To consider and vote upon a proposal to approve the Company's 2007 Incentive Stock Option Plan;

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 20, 2008, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

        Your attention is called to the accompanying Proxy Statement.

By Order of the Board of Directors
Bert M. Gross Secretary

April 4, 2008

Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 2008

        This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the "Company"), in connection with the solicitation on behalf of the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on May 14, 2008, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        The address of the principal executive office of the Company is 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on or about April 4, 2008.

SOLICITATION AND REVOCATION OF PROXIES

        The Company will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph, telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

        Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated on the proxy.

VOTING RIGHTS

        Only shareholders of record of the Company's 2,714,888 shares of Common Stock outstanding as of the close of business on March 20, 2008, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

ELECTION OF DIRECTORS

        The bylaws of the Company provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Company's Board of Directors recommends that the number of directors be set at five and it is intended that the proxies accompanying this statement will be voted at the 2007 meeting to establish a Board of Directors consisting of five members. All of the nominees are presently directors of the Company. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the following five nominees:

        MICHAEL J. DEGEN

        MYRON KUNIN

        KENNETH LARSON

        RICHARD W. PERKINS

        C. TRENT RILEY

        Following is information regarding the nominees:

Name	Age	Position
Michael J. Degen	64	President, Chief Executive Officer and Director
Myron Kunin	79	Chairman of the Board of Directors
Kenneth Larson	67	Director
Richard W. Perkins	77	Director
C. Trent Riley	68	Director

        From 1998 until his retirement on December 31, 2000, Mr. Degen was the Managing Director, Worldwide Operations, of The Toro Company, a manufacturer of lawn mowers, snow throwers and other products. He has been a director of the Company since May 1998, and was elected President and Chief Executive Officer of the Company on May 1, 2002.

        Mr. Kunin has served from 1983 to 2004 as Chairman of the Board of Directors of Regis Corporation, the world's largest owner, operator and franchisor of hair care salons. He is now Vice-Chairman of that Board. He has been a director of the Company since 1990.

        Mr. Larson served as President and Chief Operating Officer of Polaris Industries from 1988 to 1998. He is the Chairman of Restaurant Technologies, Inc., an installer of automated cooking oil systems for the fast food restaurant industry. He is a director of Bellacor.com, Inc. He has been a director of the Company since July 2002.

        Mr. Perkins has served since 1985 as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a registered investment advisor. He is also a director of China Nuvo Solar Energy, Inc., Lifecore Biomedical, Inc., Synovis Life Technologies, Inc., and Vital Images, Inc. He has been a director of the Company since 1993.

        Mr. Riley has served since 1996 as President of Riley Dettman & Kelsey LLC, management consultants. He has been a director of the Company since August 2001.

DIRECTORS MEETINGS

        There were seven meetings of the Board of Directors during the last fiscal year. All directors attended all meetings of the Board and committees of the Board on which such director served (except for Mr. Kunin who was unable to attend one Board meeting).

        The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee. The members of each committee are Messrs. Larson, Perkins and Riley. The Board of Directors has determined that Messrs. Larson, Perkins and Riley are independent directors under the rules established by the Securities and Exchange Commission and the Marketplace Rules of The NASDAQ Stock Market ("NASDAQ"). Further, the Board has determined that Mr. Perkins is an "audit committee financial expert" as defined by applicable regulations of the Securities and Exchange Commission. In the last fiscal year the Audit Committee met four times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met twice. The charters of all committees are posted on the Company's website at www.nortechsys.com.

        We encourage Board members to attend the annual meeting of shareholders. All members of the Board attended the 2007 annual meeting.

EXECUTIVE OFFICERS

        The Executive Officers of the Company are as follows:

Name	Age	Position
Michael J.Degen	64	President, Chief Executive Officer and Director
Richard G.Wasielewski	56	Vice President and Chief Financial Officer
Keith A. Pieper	61	Vice President, Operations
Garry Anderly	61	Senior Vice President, Corporate Finance, Treasurer
Peter L. Kucera	61	Vice President, Corporate Quality
Donald E. Horne	59	Vice President, Global Supply Chain Management
Curtis J. Steichen	51	Vice President, Sales and Marketing

        Mr. Degen has been President and Chief Executive Officer since May 2002.

        Mr. Wasielewski has been Chief Financial Officer of the Company since April 15, 2004. From 2000 until his employment by the Company, he was Controller/Senior Director, Planning, Wholesale and Operations of Select Comfort Corporation, a manufacturer and retailer of premium air mattresses.

        Mr. Anderly has been Senior Vice President, Corporate Finance and Treasurer of the Company since May 1996. He was Vice President of Finance and Administration from 1991 until May 1996.

        Mr. Pieper has been the Principal Operating Officer of the Company since November 1, 2004. From September 2003 until October 31, 2004, he was Director of Manufacturing of the Landoll Corporation, a manufacturer of material handling and transportation equipment.

        Mr. Kucera has been Vice President, Corporate Quality of the Company since 1991.

        Mr. Horne has been Vice President, Global Supply Chain Management of the Company since February 2003. From 1997 until February 2003, he was Vice President, Corporate Procurement.

        Mr. Steichen has been Vice President, Sales and Marketing since May 18, 2005. From February 2002 to May 2005, Mr. Steichen held sales and marketing positions with Graco, Inc., a manufacturer of fluid-handling systems and components, and was Director of Sales and Marketing in the Protective Coatings Division of that company from July 2003 to May 2005.

2007 SUMMARY COMPENSATION TABLE

        The table below shows the compensation of the Company's Chief Executive Officer and each of the other two most highly compensated executive officers for services to the Company in 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Michael J. Degen, Chief Executive Officer(1)	2007 2006	270,787 211,245	14,266 14,266	46,484 26,557	38,517 86,699	58,100 44,200	428,154 382,967
Richard G. Wasielewski, Chief Financial Officer	2007 2006	176,603 164,178	7,133 7,133	23,242 13,279	18,729 70,051	37,400 34,700	263,107 289,341
Keith J. Pieper, Vice President, Operations	2007 2006	157,613 146,837	7,133 7,133	23,242 13,279	16,695 62,700	34,200 30,520	238,883 260,469

(1)
The Company has entered into an employment agreement with Mr. Degen, its Chief Executive Officer, effective October 1, 2005, and continuing for three years thereafter, providing (a) for a base salary of $200,000 per year, subject to increases related to the Company's general executive pay schedule during the term of the agreement, (b) that he will participate in any incentive plan for which the Company determines he is eligible and (c) that if Mr. Degen becomes unable to perform his duties because of illness or other incapacity during the term of the agreement, his compensation and his medical, dental and life insurance shall be continued for a period of 24 months. The agreement also provides that if Mr. Degen initiates the termination of employment, he will not for a period of two years following his termination of employment, anywhere in the United States or Mexico, engage in any business or in any manner be connected with or employed by any organization, in direct competition with the Company's business.

(2)
Represents amounts paid under the Company's Annual Incentive Compensation Plan.

(3)
During 2002, the Company established an Executive Life Insurance Plan (the "Plan") for its executive officers including all of the Named Executive Officers. Pursuant to the Plan, the Company will pay a bonus to each officer equal to 15% of the officer's base annual salary, as well as an additional bonus to cover federal and state income taxes incurred by the officer with respect to the 15% bonus. The officers are required to purchase life insurance and retain ownership of the life insurance policy once it is purchased. The Plan provides a five-year vesting schedule in which the officers vest in their bonus at a rate of 20% each year. Should an officer terminate employment prior to the fifth year of vesting, that officer must reimburse the Company for any unvested amounts.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards
							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)
Name (a)					Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10) (g)
Michael J. Degen	10,000 50,000 2,000 4,000	(2) (3) (4) (5)	20,000 5,000 50,000	(1) (2) (9)	7.79 7.44 7.22 3.125 5.50 7.50	10/31/16 3/7/16 2/11/13 3/1/10 1/1/09 7/10/17	1,667	(8)	10,752
Richard G. Wasielewski	5,000 20,000	(2) (6)	10,000 2,500 25,000	(1) (2) (9)	7.79 7.44 7.46 7.50	10/31/16 3/7/16 5/3/14 7/10/17	834	(8)	5,379
Keith J. Pieper	5,000 20,000	(2) (7)	10,000 2,500 25,000	(1) (2) (9)	7.79 7.44 5.74 7.50	10/13/16 3/7/16 11/1/14 7/10/17	834	(8)	5,379

(1)
Stock options granted on 11/1/06 vest and become exercisable in one-third increments on 1/1/08, 1/1/09, and 1/1/10.

(2)
Stock options granted on 3/7/06 vest and become exercisable in one-third increments on 12/31/06, 12/31/07, and 12/31/08.

(3)
Stock option granted on 2/11/03 vested and became 100% exercisable on 11/15/05.

(4)
Stock options granted on 3/1/00 vested and became exercisable in 20% increments on the first five anniversary dates of the grant.

(5)
Stock option granted on 1/1/99 vested and became exercisable in 20% increments on the first five anniversary dates of the grant.

(6)
Stock option granted on 5/3/04 vested and became 100% exercisable on 11/15/05.

(7)
Stock option granted on 11/1/04 vested and became 100% exercisable on 11/15/05.

(8)
Restricted stock awards granted 3/7/06 vest in one-third increments of 12/31/06, 12/31/07, and 12/31/08.

(9)
Stock options granted 7/11/07 are subject to shareholder approval at the 5/14/08 shareholders' meeting; exercise is conditioned upon the Company's meeting certain financial goals (see "Approval of Nortech Systems 2007 Incentive Stock Option Plan").

(10)
The market value of shares or units of stock that have not vested is determined by multiplying the number of shares of stock by $6.45, the market value of the Company's shares on December 28, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        In the event of an involuntary termination of any of the Named Executive Officers after a change in control of the Company, each officer would receive for 36 months (or in a lump sum, at the officer's option) his base salary, annual bonus at time of termination, and continued participation in the Company's health, disability and life insurance plans, and additionally up to $10,000 for professional outplacement services. Assuming that the triggering event took place on December 31, 2007, the amounts payable to the Named Executive Officers would be as follows:

Michael J. Degen	$1,284,462
Richard G. Wasielewski.	$789,221
Keith A. Pieper	$716,649

2007 DIRECTOR COMPENSATION

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Myron Kunin	0	5,706	7,629	13,335
Kenneth Larson	21,500	5,706	7,629	34,835
Richard W. Perkins	23,000	5,706	7,629	36,335
C. Trent Riley	21,000	5,706	7,629	34,335

    (1)
    (2)  The aggregate number of restricted stock awards and the aggregate number of option awards outstanding on December 31, 2007 for each of the above-named directors are as follows:

	Stock	Options
Mr. Kunin	1,000	12,000
Mr. Larson	1,000	15,000
Mr. Perkins	1,000	23,000
Mr. Riley	1,000	17,000

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Company has established a Nominating and Corporate Governance Committee of the Board of Directors. All the members of this Committee are independent as defined in the NASDAQ Marketplace Rules.

Shareholder Nominees

        The Committee has adopted a policy of considering director candidates recommended by shareholders. Any shareholder desiring to submit such a recommendation should transmit the candidate's name and qualifications in a letter addressed to:

  Nominating and Corporate Governance Committee
  Nortech Systems Incorporated
  1120 Wayzata Boulevard East, Suite 201
  Wayzata, MN 55391

Director Qualifications

        The Committee has not established specific qualifications for potential directors. The principal general qualification of a director is the ability to act effectively on behalf of all of the shareholders.

Identifying and Evaluating Nominees for Directors

        The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. The Committee periodically assesses the appropriate size of the Board and whether any vacancies are anticipated. If vacancies are anticipated or if the Committee determines that the number of directors should be increased, the Committee considers possible director candidates. Candidates may come to the Committee's attention through present Board members, shareholders or other persons. All candidates will be evaluated by the Committee and the Committee's recommendations will then be transmitted to the entire Board. Assessment of candidates will include a variety of issues, including diversity, skills and experience in the fields of accounting, marketing, technology, international manufacturing, and understanding of the Company's industry.

SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD

        Security holders may send communications to the Company's Board of directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

  Board of Directors (or named Board member)
  Nortech Systems Incorporated
  1120 Wayzata Boulevard East, Suite 201
  Wayzata, MN 55391

REPORT OF AUDIT COMMITTEE

        The Board of Directors of the Company has adopted a charter for the Audit Committee. The charter charges the Committee with the responsibility for, among other things, reviewing the Company's audited financial statements and the financial reporting process. The Company's management is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with U.S. generally accepted accounting principles. In carrying out their responsibility, the Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2007. The Committee has also discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61 (Communications with Audit Committees), as amended by SAS 89 and SAS 90. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which were received from the Company's independent registered public accounting firm, and has discussed with the independent registered public accounting firm their independence. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2007.

        The members of the Audit Committee are "independent" under the rules of the Securities and Exchange Commission and the NASDAQ listing standards.

Richard W. Perkins, Chair Kenneth Larson C. Trent Riley Members of the Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 20, 2008, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class
Myron Kunin	1,392,335	(2)	51.3%
Michael J. Degen	84,166		3.1%
Richard W. Perkins	47,000		1.7%
Richard G. Wasielewski	32,833		1.2%
Keith A. Pieper	32,833		1.2%
C. Trent Riley	20,000		*
Kenneth Larson	17,000		*
All executive officers and directors as a group (11 persons)	1,718,007	(3)	63.3%

    (1)
    Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire such shares pursuant to options exercisable within sixty (60) days: 21,000 shares by Mr. Perkins, 10,000 shares by Mr. Kunin, 72,666 shares by Mr. Degen, 28,333 shares by Mr. Wasielewski, 28,333 shares by Mr. Pieper, 13,000 shares by Mr. Larson, and 15,000 shares by Mr. Riley.

    (2)
    Mr. Kunin has pledged 978,357 shares to a bank to secure a loan of $1,500,000.

    (3)
    Includes 260,165 shares subject to options exercisable within sixty (60) days.

    *
    Less than one percent (1%).

2007 ANNUAL REPORT

        The Company will mail its annual report for the year 2007 on or about April 4, 2008, to all shareholders of the Company of record on March 20, 2008.

INDEPENDENT ACCOUNTANTS

Appointment of Principal Accountants

        The Audit Committee of the Board of Directors has engaged McGladrey & Pullen LLP ("McGladrey"), as the independent registered public accounting firm of the Company for 2008. Members of the firm are expected to be present at the annual meeting of shareholders and available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Fees incurred by the Company for services of Principal Accountants

        The following table shows the fees billed to the Company for the audit and other services provided by McGladrey and its affiliate RSM McGladrey, Inc.for fiscal years 2007 and 2006, including the estimated fees remaining to be billed by McGladrey for the 2007 audit.

	2007	2006
Audit Fees(1)	$326,416	$240,675
Audit-Related Fees(2)	10,000	25,810
Tax Fees	0	0
All Other Fees	0	0

    (1)
    Audit fees include fees for the annual audit, SAS 100 reviews of the quarters and regulatory filings.

    (2)
    Audit-related fees are principally for professional services relating to technical accounting consulting and research and meetings with management.

        The Audit Committee has established a policy for pre-approving the services provided by the Company's independent auditors in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firm and an annual review of the financial plan for audit fees.

APPROVAL OF NORTECH SYSTEMS
2007 INCENTIVE STOCK OPTION PLAN

General Information

        On July 11, 2007, the Board adopted, subject to shareholder approval, the Nortech Systems 2007 Incentive Stock Option Plan (the "2007 Option Plan"). The 2007 Option Plan is part of a plan in which all full-time employees will participate, designated as the Company's Focus Incentive Plan (the "Focus Plan"). The purpose of the Focus Plan is to provide incentives to all full-time employees of the Company to increase the Company's return on sales and thereby increase the Company's profitability, which in turn would create a stronger Company. Company employees who are not eligible to participate in the 2007 Option Plan are eligible to receive cash bonuses if the goals of the Focus Plan are met.

        The following is a summary of the material terms of the 2007 Option Plan and is qualified in its entirety by reference to the 2007 Option Plan. A copy of the 2007 Option Plan is attached hereto as Appendix A.

Summary of the 2007 Option Plan

  Administration

        The Compensation Committee will administer the 2007 Option Plan and will have full power and authority to determine when and to whom options will be granted, and the type, amount, and other terms and conditions of each option, consistent with the provisions of the 2007 Option Plan. Subject to the provisions of the 2007 Option Plan, the Committee may amend or waive the terms and conditions, or accelerate the time for exercise of an outstanding award. The Committee has authority to interpret the 2007 Option Plan, and establish rules and regulations for the administration of the 2007 Option Plan. In addition, the Board may replace the Committee with a different committee or exercise the powers of the Committee at any time, except with respect to the grant of awards to executive officers.

  Eligible Participants

        All officers and management personnel are eligible to receive stock option grants under the 2007 Option Plan. As of the date of this proxy statement, approximately 45 officers and management personnel were eligible as a class to be selected by the Committee to receive grants under the 2007 Option Plan. On July 11, 2007, the Committee granted 460,000 options to a total of 45 officers and managers.

  Shares Available For Awards

        The aggregate number of shares of Common Stock that may be issued under the 2007 Option Plan is 490,000.

        The Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2007 Option Plan.

  Terms and Conditions of Grants

        The 2007 Option Plan permits the granting of incentive stock options.

        The exercise price per share under any stock option may not be less than the fair market value on the date of grant of such option. Determinations of fair market value under the 2007 Option Plan will be made by reference to the closing price of the Company's Common Stock on the NASDAQ. The term of all options will not be longer than 10 years from date of grant. The holder of an option will be entitled to purchase a number of shares of the Company's Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

        Vesting of the options is conditioned upon the Company's achieving certain financial goals relating to the Company's return on sales ("ROS") measured by dividing after tax net income by total revenues. If the Company achieves an ROS of 1.95% for 2007, 2008 or 2009, one-third of the options will vest; if an ROS of 3% is achieved for 2008 or 2009, an additional one-third of the options will vest; and if an ROS of 4% is achieved for 2009, the final one-third of the options will vest.

        Duration, Termination and Amendment.    Unless discontinued or terminated by the Board, the 2007 Option Plan will expire on July 10, 2017. However, no grants under the Plan will be made after December 31, 2009.

        The Board and, pursuant to the delegation of its authority, the Committee may amend, alter or discontinue the 2007 Option Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of the Company's Common Stock available, increase the award limits under the 2007 Option Plan, permit awards of options at a price less than fair market value, or expand the class of persons eligible to receive awards under the 2007 Option Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of NASDAQ or any other securities exchange applicable to the Company.

  Prohibition on Repricing Awards

        No option may be amended to reduce its exercise price, and no option may be canceled and replaced with an option having a lower exercise price, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2007 Option Plan.

  Transferability of Awards

        Unless otherwise provided by the Committee, awards under the 2007 Option Plan may only be transferred by will or by the laws of descent and distribution.

  Federal Income Tax Consequences

        Grant of Options.    The grant of a stock option is not expected to result in any taxable income for the recipient.

        Exercise of Options.    The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction.

        Disposition of Shares Acquired Upon Exercise of Options.    The tax consequence upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

        Income Tax Deduction.    Subject to the usual rules concerning reasonable compensation, the Company will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2007 Option Plan.

        Delivery of Shares for Tax Obligation.    Under the 2007 Option Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

        Gross-Up for Excise Tax.    In the event any payment or benefit received under the Plan results in a "parachute payment," within the meaning of Section 280G of the Internal Revenue Code, and the participant is required to pay an excise tax in connection therewith, the Company shall pay to the participant a tax "gross-up" payment such that the net benefit received by the participant is equivalent to the benefit the participant would have received had there been no excise tax incurred.

Board Voting Recommendation

        Upon the recommendation of management, the Board adopted the 2007 Option Plan and recommends to the shareholders that they vote FOR the approval of the plan.

        IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" THE APPROVAL OF THE 2007 OPTION PLAN.

QUORUM AND VOTE REQUIRED

        The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. If your shares are held by a broker or nominee, you should contact such holder to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically. If your shares are held directly and you decide to vote electronically, please follow the directions on your proxy card.

SHAREHOLDER PROPOSALS

        Any proposal by a shareholder for the annual shareholders' meeting to be held in May, 2009, must be received by the secretary of the Company at 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391, not later than the close of business on December 7, 2008. Proposals received by that date will be included in the 2009 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

        The Company's bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the secretary of the Company at its principal offices in Wayzata, Minnesota, at least 120 days in advance of the date of the proxy statement for the prior year's annual meeting. For the 2009 annual meeting, director nominations and shareholder proposals must be received on or before January 15, 2009. Shareholder proposals that are received by the Company after that date may not be presented in any manner at the 2009 annual meeting.

OTHER MATTERS

        The management does not know of any other matters that may be presented for consideration at the annual meeting of shareholders. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors BERT M. GROSS Secretary

Minneapolis, Minnesota
April 4, 2008

EXHIBIT A
NORTECH SYSTEMS INCORPORATED 2007 INCENTIVE STOCK OPTION PLAN

        The Nortech Systems Incorporated 2007 Incentive Stock Option Plan ("2007 Option Plan") authorizes the Board of Directors of Nortech Systems Incorporated ("Board") and the Compensation Committee of the Board ("Committee"), as applicable, to provide certain employees of the Company with certain rights to acquire shares of the Company' common stock ("Nortech Stock"). The Company believes that this incentive program will benefit the Company's shareholders by allowing the Company to attract, motivate, and retain outstanding employees and directors and by providing those employees and directors stock-based incentive to strengthen the alignment of interests between those persons and the shareholders. For purposes of the 2007 Option Plan, the term "Company" shall mean Nortech Systems Incorporated.

1.     Administration.

        With respect to Grants to Eligible Employees (as those terms are defined in Sections 2 and 3(a), respectively), the 2007 Option Plan shall be administered and interpreted by the Committee. The Committee shall determine the fair market value of Nortech Stock for purposes of the 2007 Option Plan. The Committee may, subject to the provisions of the 2007 Option Plan, from time to time establish such rules and regulations and delegate such authority to administer the 2007 Option Plan as it deems appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee or its authorized delegates shall be final, conclusive, and binding with respect to the interpretation and administration of the 2007 Option Plan and any Grant made under it.

2.     Grants.

        Grants under the 2007 Option Plan shall consist of incentive stock options under the Code ("Grants"). The Committee shall approve the form and provisions of each Grant to Eligible Employees. All Grants shall be subject to the terms and condition set forth herein and to such other terms and conditions consistent with the 2007 Option Plan as the Committee or Board, as applicable, deems appropriate. Grants under a particular section of the 2007 Option Plan need not be uniform and Grants under two or more sections may be combined in one instrument.

3.     Eligibility for Grants.

        Grants may be made to any executive officer or manager of the Company, including an employee who is also a member of the Board of Directors ("Eligible Employee"). The Committee shall select the persons to receive Grants ("Grantees") from among the Eligible Employees and determine the number of shares subject to any particular Grant.

4.     Shares Available for Grant.

        (a) Shares Subject to Issuance.    Subject to adjustment as provided in Section 4(b), the aggregate number of shares of Nortech Stock that may be issued under the 2007 Option Plan is 490,000. The number of shares available for Grants at any given time shall be 490,000, reduced by the aggregate of all shares previously issued and of shares which may become subject to issuance under then-outstanding Grants.

        (b) Adjustment Provision.    If any subdivision or combination of shares of Nortech Stock or any stock dividend, reorganization, recapitalization, or consolidation or merger with the Company as the surviving corporation occurs, or if additional shares or new or different shares or other securities of the Company or any other issuer are distributed with respect to the shares of Nortech Stock through a spin-off or other extraordinary distribution, the Committee shall make such adjustments as it determines appropriate in the number of shares of Nortech Stock that may be issued or transferred in the future under Section 4(a). The Committee shall also adjust as it determines appropriate the number of shares and Option Price in outstanding Grants made before the event.

5.     Stock Option Grants to Eligible Employees.

        The Committee may grant to Eligible Employees options qualifying as incentive stock options under the Code ("Incentive Stock Options"). The following provisions are applicable to Stock Options granted to Eligible Employees:

        (a) Option Price.    The Committee shall determine the price or prices at which Nortech Stock may be purchased by the Grantee under a Stock Option ("Option Price") which shall be not less than the fair market value of Nortech Stock on the date the Stock Option is granted (the "Grant Date"). In the Committee's discretion, the Grant Date of a Stock Option may be established as the date on which Committee action approving the Stock Option is taken or any later date specified by the Committee. Once established, the Option Price may not be reduced except in the case of adjustments under Section 4(b).

        (b) Option Exercise Period.    The Committee shall determine the option exercise period of each Stock Option. The period shall not exceed ten years from the Grant Date.

        (c) Exercise of Option.    A Stock Option will be deemed exercised by a Grantee upon delivery of (i) a notice of exercise to the Company or its representative as designated by the Committee, and (ii) accompanying payment of the Option Price if the Stock Option requires such payment at the time of exercise. The notice of exercise, once delivered, shall be irrevocable.

        (d) Satisfaction of Option Price.    A Stock Option shall require payment of the Option Price upon exercise. The Grantee shall pay or cause to be paid the Option Price in cash, or with the Committee's permission, by delivering (or providing adequate evidence of ownership of) shares of Nortech Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the Option Price, or a combination of cash and such shares.

        (e) Share Withholding.    With respect to any nonqualified option, the Committee may, in its discretion and subject to such rule as the Committee may adopt, permit or require the Grantee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the nonqualified option by having the Company withhold shares of Nortech Stock having a fair market value equal to the amount of the withholding tax.

        (f) Limits on Incentive Stock Options.    The aggregate fair market value of the stock covered by Incentive Stock Options granted under the 2007 Option Plan or any other stock option plan of the Company or any subsidiary or parent of the Company that become exercisable for the first time by any employee in any calendar year shall not exceed $100,000. The aggregate fair market value will be determined at the Grant Date. An Incentive Stock Option may be granted to an Eligible Employee who, on the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent of the Company, only if the option exercise period does not exceed five years and the exercise price is at least 110% of the market value of Nortech Stock on the Grant Date.

6.     Amendment and Termination of the 2007 Option Plan.

        (a) Amendment.    The Board may amend or terminate the 2007 Option Plan, but no amendment shall (i) allow the repricing of Stock Options, (ii) allow the grant of Stock Options at an Option Price below the fair market value of Nortech Stock on the Grant Date, (iii) increase the number of shares authorized for issuance or transfer pursuant to Section 4(a); (iv) increase the maximum limitations on

Grants imposed under Section 5(f); (v) permit options to be granted to any persons other than Eligible Employees; or increase the benefits or provide for additional new benefits not specifically presently authorized in the 2007 Option Plan; unless in any case such amendment receives approval of the shareholders of the Company.

        (b) Termination of 2007 Option Plan.    The 2007 Option Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board.

        (c) Termination and Amendment of' Outstanding Grants.    A termination or amendment of the 2007 Option Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 9(e). The termination of the 2007 Option Plan shall not impair the power and authority of the Committee or its delegatees with respect to outstanding Grants. Whether or not the 2007 Option Plan has terminated, an outstanding Grant may be terminated or amended under Section 9(e) or may be amended (i) by agreement of the Company and the Grantee consistent with the 2007 Option Plan or (ii) by action of the Committee provided that the amendment is consistent with the 2007 Option Plan and is found by the Committee not to impair the rights of the Grantee under the Grant.

7.     Change in Control.

        (a) Effect on Grants.    Unless the Committee shall otherwise expressly provide in the agreement relating to a Grant, upon the occurrence of a Change in Control (as defined below) each outstanding Stock Option that is not then fully exercisable shall automatically become fully exercisable and shall remain so for the period permitted in the agreement relating to the Grant.

        (b) Change in Control.    For purposes of the 2007 Option Plan, a Change in Control shall mean the happening of any of the following events:

          (i)    The acquisition by any "person," as that term is used in Sections 13(d) and 14(d) of the 1934 Act of "beneficial ownership," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of 20% or more of the shares of the Company's capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Company (or which would have such voting power but for the application of the Minnesota Control Share Statute) ("Voting Stock");

          (ii)   approval by the shareholders of the Company of a merger, share exchange, or consolidation of the Company (a "Transaction"), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Company or such surviving entity immediately after such Transaction; or

          (iii)  approval by the shareholders of the Company of a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company.

8.     General Provisions.

        (a) Prohibitions Against Transfer.

          (i)    Except as provided in part (ii) of this subparagraph, only a Grantee or his or her authorized legal representative may exercise rights under a Grant. Such person may not transfer those rights. The rights under a Grant may not be disposed of by transfer, alienation, pledge, encumbrance, assignment, or any other means, whether voluntary or involuntary, or by operation of law, and any such attempted disposition shall be void; provided, however, that when a Grantee dies, the personal representative or other person entitled under a Grant under the 2007 Option

  Plan to succeed to the rights of the Grantee ("Successor Grantee") may exercise the rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

          (ii)   Notwithstanding the foregoing, the Board or the Committee may, in its discretion and subject to such limitations and conditions as the Board or the Committee deems appropriate, grant nonqualified stock options on terms which permit the Grantee to transfer all or part of the stock option, for estate or tax planning purposes or for donative purposes, and without consideration, to a member of the Grantee's immediate family (as defined by the Board or the Committee), a trust for the exclusive benefit of such immediate family members, or a partnership, corporation or limited liability company the equity interests of which are owned exclusively by the Grantee and/or one or more members of his or her immediate family or to a tax-exempt organization qualified under Section 501(c) of the Code. No such stock option or any other Grant shall be transferable incident to divorce. Subsequent transfers of a stock option transferred under this part (ii) shall be prohibited except for transfers to a Successor Grantee upon the death of the transferee.

        (b) Substitute Grants.    The Committee may make a Grant to an employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option granted by such other corporation ("Substituted Stock Option"). The terms and conditions of the substitute Grant may vary from the terms and conditions that would otherwise be required by the 2007 Option Plan and from those of the Substituted Stock Options. The Committee shall prescribe the exact provisions of the substitute Grants, preserving where practical the provisions of the Substituted Stock Options, and shall also determine the number of shares of Nortech Stock to be taken into account under Section 4.

        (c) Fractional Shares.    Fractional shares shall not be issued or transferred under a Grant, but the Committee may pay cash in lieu of a fraction or round the fraction.

        (d) Compliance with Law.    The 2007 Option Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Nortech Stock under Grants shall be subject to all applicable laws and regulations and to approvals by any governmental or regulatory agency as may be required. The Board or the Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory law or government regulation. The Board or the Committee may also adopt rules regarding the withholding of taxes on payment to Grantees.

        (e) Ownership of Stock.    A Grantee or Successor Grantee shall have no rights as a shareholder of the Company with respect to any shares of Nortech Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the Company's books.

        (f) No Right to Employment or to Future Grants.    The 2007 Option Plan and the Grants under it shall not confer upon any Grantee the right to continue in the employment of the Company or as a member of the Board or affect in any way (i) the right of the Company to terminate the employment of a Grantee at any time, with or without notice or cause, or (ii) any right of the Company or its shareholders to terminate the Grantee's service on the Board. The receipt of one or more Grants by a Grantee shall not confer upon the Grantee any rights to future Grants.

        (g) Foreign Jurisdictions.    The Committee may adopt, amend, and terminate such arrangements and make such Grants, not inconsistent with the intent of the 2007 Option Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign jurisdictions to Grantees who are subject to such laws. The terms and conditions of such foreign Grants may vary from the terms and conditions that would otherwise be required by the 2007 Option Plan.

        (h) Governing Law.    The 2007 Option Plan and all Grants made under it shall be governed by and interpreted in accordance with the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable Minnesota conflict-of-laws principles.

        (i) Effective Date of the 2007 Option Plan.    The 2007 Option Plan shall become effective upon its approval by the Company's shareholders at the annual meeting to be held on May 14, 2008, or any adjournment of the meeting.

NORTECH SYSTEMS INCORPORATED

1120 WAYZATA BLVD. EAST, SUITE 201

WAYZATA, MN 55391

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Nortech Systems Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nortech Systems Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NORTC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTECH SYSTEMS INCORPORATED

Vote on Directors		For	Withhold	For All
		All	All	Except
1.	Election of Directors
	Nominees:	☐	☐	☐
01 Michael J. Degen
02 Kenneth Larson
03 Myron Kunin
04 Richard W. Perkins
05 Trent Riley

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain

2.	To fix the number of directors of the Company at five.	☐	☐	☐

3.	To approve the Company’s 2007 Incentive Stock Option Plan.	☐	☐	☐

4.	In their discretion, on such other matters as may properly come before the meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above.  Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NORTECH SYSTEMS INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 14, 2008

NORTECH SYSTEMS INCORPORATED	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR the proposal to fix the number of directors at five and FOR all the nominees listed in paragraph 1.

The undersigned hereby appoints Michael J. Degen and Garry Anderly, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 14, 2008, and at any and all adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

QuickLinks

Nortech Systems Incorporated
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be Held May 14, 2008
Nortech Systems Incorporated
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 2008
SOLICITATION AND REVOCATION OF PROXIES
VOTING RIGHTS
ELECTION OF DIRECTORS
DIRECTORS MEETINGS
EXECUTIVE OFFICERS
2007 SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
2007 DIRECTOR COMPENSATION
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD
REPORT OF AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
2007 ANNUAL REPORT
INDEPENDENT ACCOUNTANTS
APPROVAL OF NORTECH SYSTEMS 2007 INCENTIVE STOCK OPTION PLAN
QUORUM AND VOTE REQUIRED
SHAREHOLDER PROPOSALS
OTHER MATTERS
EXHIBIT A NORTECH SYSTEMS INCORPORATED 2007 INCENTIVE STOCK OPTION PLAN